Exhibit 5.01 and 8.01

24 October 1997

Entergy London Investments plc (the Company)
639 Loyola Avenue
New Orleans
Louisiana 70113
USA


Dear Sirs


Junior Subordinated Deferrable Interest Debentures, Series A

      1 This opinion is furnished to you in connection with the joint Registration Statement on Form S-1, including the exhibits thereto, filed with the United States Securities and Exchange Commission on 11 August 1997 of the Company and Entergy London Capital, L.P. (the Partnership) as amended by
      Amendment No.1 on Form S-1 filed on 3 October 1997 and Amendment No.2 on Form S-1 filed on 24 October 1997 (the Registration Statement), for the registration under the Securities Act of 1933 of the United States (as amended) of (i) preferred securities (the Preferred Securities) of the Partnership in an aggregate liquidation preference of US$300,000,000 proposed to be offered in an underwritten public offer; (ii) junior subordinated debentures (the Debentures) of the Company proposed to be issued pursuant to the terms of an indenture from the Company to The Bank of New York, as trustee (the Indenture), proposed to be issued and sold by the Company to the Partnership; and (iii) the guarantee of the Company with respect to the Preferred Securities proposed to be issued pursuant to the terms of a guarantee agreement between the Company and The Bank of New York, as trustee (the Guarantee Agreement).

      2 We have acted as advisers to the Company on matters of English law in connection with the Debentures, the Indenture and the Guarantee Agreement (hereinafter together referred to as the Instruments) and have taken instructions solely from the Company.

      3 This opinion is limited to English law as currently applied by the English courts, applies only to the extent that the matters referred to herein are governed by English law and is given on the basis that it will be governed by and construed in accordance with English law. We express no opinion on matters of United States federal or state law or the laws of any other jurisdiction.

      In this opinion English law includes statutes of general applicability in the United Kingdom.

      4   For the purposes of this opinion, we have examined
      and  relied  upon  copies or drafts of the Instruments
      and  any  other  documents   which   we   have  deemed
      appropriate.  We have assumed that:

      4.1(except in the case of the Company) all relevant documents will be within the capacity and powers of, and will be validly authorised, executed and delivered by, each relevant party in the same form as examined by us for the purpose of this opinion; and each such party will take all necessary corporate or other action to effect the transactions contemplated by such documents and will do all such further acts, including any necessary filings with appropriate governmental authorities required in order to give full force and effect to the documents and the transactions contemplated thereby;

      4.2(without detracting from the exception in assumption 4.1 above) each of the Instruments will be valid and binding on and enforceable against each party under the law to which it is expressed to be subject;

      4.3words and phrases used in the Instruments have the same meanings and effect as they would if those documents were governed by English law and there is no provision of any law (other than English law) which would affect anything in this opinion;

      4.4the Underwriters (as defined in the agreement proposed to be entered into by the Company in respect of the underwriting of the Debentures (the Underwriting Agreement)) will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done or to be done by them in relation to the Debentures in, from or otherwise involving the United Kingdom (including
      Section 3 (carrying on investment business), Section 56 (unsolicited calls) and Section 57 (investment advertisements));

      4.5all copy documents examined by us for the purpose of this opinion conform to the original documents of which they are copies;

      4.6no documents submitted to us have been or will be amended or supplemented subsequently and all such documents remain in full force and effect in the same form submitted to us for examination;

      4.7the   copy  of  the  Memorandum  and  Articles   of
      Association of the Company examined by us for the purpose of this opinion is complete and up-to-date;
      and

      4.8all documents submitted to us as originals are authentic and complete and the signatures on the
      documents  are  genuine  and  are  those  of   persons
      authorised by the relevant resolutions to execute (or, as the case may be, witness the execution of) the relevant document on behalf of the Company).

      5   Based  on and subject to the foregoing and subject
      to the exceptions, qualifications and reservations mentioned below and to any matters not disclosed to us, we are of the opinion that:

      5.1the Company has been duly incorporated as a public limited company under the laws of England and Wales and has the necessary corporate power and authority under its Memorandum and Articles of Association to enter into and to perform its obligations under the Instruments;

      5.2insofar as English law is concerned, the Indenture and the Guarantee Agreement, when approved by a duly convened, constituted and quorate meeting of the Board of Directors of the Company in accordance with the Memorandum and Articles of Association of the Company, will have been duly authorised, and when executed and delivered in accordance with such authorisation, will have been duly executed and delivered by the Company, and the Debentures, when approved by a duly convened, constituted and quorate meeting of the Board of Directors of the Company in accordance with the Memorandum and Articles of Association of the Company, will have been duly authorised and, on the Closing Date (as defined in the Underwriting Agreement), when executed, issued and delivered in accordance with such authorisation, authenticated in the manner provided for in the Indenture and delivered against payment therefor, will have been duly executed, issued and delivered by the Company;

      5.3neither the issue, offering and sale by the Company of the Debentures in the manner contemplated by the Underwriting Agreement nor the execution and delivery by the Company of any of the Instruments and performance by the Company of its obligations thereunder will conflict with or result in a violation of the Memorandum and Articles of
      Association of the Company or any law, rule or regulation of any governmental or other regulatory authority in Great Britain; and

      5.4on the assumption that the Instruments will create valid and binding obligations of the parties under the law of the State of New York, English law will not prevent any provisions of the Instruments from being valid and binding obligations of the Company, subject to all limitations resulting from bankruptcy,
      insolvency,         liquidation,         receivership,
      administration, reorganisation of the Company and other laws or legal procedures of general application relating to or affecting the rights of creditors applicable to the Company;

      6    This   opinion  is  subject  to   the   following
      qualifications and reservations:

      6.1we express no opinion on:

       (a)  whether   the  equitable  remedies  of   specific
            performance  or  injunctive  relief   would   be
            available  in respect of any obligation  of  the
            Company  under the Instruments; insofar  as  any
            obligation  under  the  Instruments  is  to   be
            performed by the Company in any jurisdiction other than England and Wales, an English court may have to have regard to the law of that
            jurisdiction  in  relation  to  the  manner   of
            performance and the steps to be taken in the event of defective performance; and

       (b) whether an order or resolution for winding up or order for administration has been made in respect of the Company since the date of our last search at Companies House;

      6.2an English Court will not apply the law of the State of New York if:

       (a)  it is not pleaded and proved; or

       (b) to do so would be contrary to the mandatory rules of English law or manifestly incompatible with English public policy;

      6.3undertakings  or  indemnities  relating  to  United
      Kingdom  stamp  duty  may be void  under  Section  117
      Stamp Act 1891;

      6.4any term of an agreement may be amended orally by the parties notwithstanding any provision in the Instruments to the contrary; and

      6.5this opinion is given as at the date set out above; and we express no opinion as to the effect that any future event, or any act of the Company or any governmental authority or agency may have on the matters referred to herein.

      7   We  confirm  our opinion as set  forth  under  the
      caption  OCertain  Income  Tax  Considerations  -   UK
      Income   Tax   ConsiderationsO  in  the   Registration
      Statement.

      8 This opinion is addressed to you solely for your benefit and solely for the purpose of providing an opinion to you in relation to the Instruments. It is not to be transmitted to anyone else, nor is it to be relied on by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent. We hereby expressly consent to this opinion being relied on by Reid & Priest LLP in its capacity as adviser to the Company on matters of NY law in relation to the Instruments and solely for the purpose of giving such advice, and to the reference to this opinion under the heading OLegal OpinionsO in the Registration Statement.

      Yours faithfully

      /s/ Linklaters & Paines

      Linklaters & Paines